UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2007

WMS INDUSTRIES INC.
(Exact name of registrant as specified in its charter)

Delaware	1-8300	36-2814522
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 South Northpoint Blvd., Waukegan, Illinois	60085
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 785-3000

_____________________________________________________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On May 7, 2007, WMS Industries, Inc.’s Board of Directors approved an amendment to the Corporation’s Amended and Restated Bylaws to facilitate direct share registration of the Corporation’s common stock in response to New York Stock Exchange Rules requiring all traded stock be eligible for direct share registration on or before January 1, 2008. The Corporation’s Amended and Restated Bylaws, as amended by the Corporation’s Board of Directors and effective on May 7, 2007, are attached hereto as Exhibit 3.1.

Item 8.01 Other Events

On May 7, 2007, WMS Industries Inc.’s Board of Directors declared a three-for-two stock split (the “Stock Split”) of the Corporation’s outstanding common shares. The three-for-two stock split will take the form of a stock dividend. All stockholders will receive one additional share for every two shares of WMS Industries Inc. common stock owned as of the close of business on the record date of May 29, 2007. The additional shares of Common Stock will be payable on June 14, 2007. A copy of the Corporation’s press release announcing the stock split on May 7, 2007 is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d)   Exhibits

Exhibits	Description

3.1	Amended and Restated Bylaws, effective as of May 7, 2007

99.1	Press Release of WMS Industries Inc., dated May 7, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

       WMS Industries Inc.

       /s/ Kathleen J. McJohn
       Name: Kathleen J. McJohn
       Title: Vice President, General Counsel and Secretary

Date: May 10, 2007

Exhibit Index

Exhibits	Description

3.1	Amended and Restated Bylaws, effective May 7, 2007

99.1	Press Release of WMS Industries Inc., dated May 7, 2007